UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

______________________________________________________________

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2013, Document Security Systems, Inc., a New York corporation (“DSS”), DSSIP, Inc., a Delaware corporation and wholly-owned subsidiary of DSS (“Merger Sub”), Lexington Technology Group, Inc., a Delaware corporation (“Lexington”), and Hudson Bay Master Fund Ltd., as representative of Lexington’s stockholders, entered into Amendment No. 4 (“Amendment No. 4”) to that certain Agreement and Plan of Merger, dated as of October 1, 2012, as amended by that certain Amendment, Waiver and Consent Agreement, dated as of November 20, 2012, that certain Amendment No. 2, dated as of March 15, 2013, and that certain Amendment No. 3, dated as of April 30, 2013 (as amended, the “Merger Agreement”). Pursuant to Amendment No. 4, the date on which either DSS or Lexington may terminate the Merger Agreement in the event that the merger has not been consummated has been extended to the later of (i) May 21, 2013 or (ii) if the Registration Statement containing the Proxy Statement has been declared effective by the SEC prior to May 21, 2013, the first Business Day following the date of DSS’s Special Meeting (including any adjournments or postponements thereof), but no later than June 30, 2013. Such Amendment No. 4 supersedes Amendment No. 3 which shall be null and void and shall have no further force or effect.

The foregoing summary of Amendment No. 4 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 4, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Important Additional Information Will Be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of DSS, or Lexington or the solicitation of any vote or approval. In connection with the proposed transaction, DSS filed with the SEC a Registration Statement on Form S-4 containing a preliminary proxy statement/prospectus. The preliminary proxy statement/prospectus contains important information about DSS, Merger Sub, Lexington, the transaction contemplated by the Merger Agreement and related matters. DSS will mail or otherwise deliver the proxy statement/prospectus to its stockholders and the stockholders of Lexington once it is final. Prospective investors and security holders of DSS and Lexington are urged to read carefully the proxy statement/prospectus relating to the merger (including any amendments or supplements thereto) in its entirety when it is available, because it will contain important information about the proposed transaction.

Prospective investors and security holders of DSS will be able to obtain free copies of the proxy statement/prospectus for the proposed merger (when it is available) and other documents filed with the SEC by DSS through the website maintained by the SEC at www.sec.gov. In addition, prospective investors and security holders of DSS and Lexington will be able to obtain free copies of the proxy statement/prospectus for the proposed merger (when it is available) by contacting Document Security Systems, Inc., Attn.: Philip Jones, Chief Financial Officer, at First Federal Plaza, 28 East Main Street, Suite 1525, Rochester, New York 14614, or by e-mail at ir@dsssecure.com. Prospective investors and security holders of Lexington will also be able to obtain free copies of the proxy statement/prospectus for the merger (when it is available) by contacting Lexington Technology Group, Inc., Attn.: Jennifer Buckley, 375 Park Avenue 26th Floor, New York, NY 10152, or by e-mail at jen@lex-tg.com.

DSS and Lexington, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between DSS, Merger Sub and Lexington. Information regarding DSS’s directors and executive officers is contained in DSS’s Definitive Proxy Statement on Schedule 14A prepared in connection with its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2012. Information regarding Lexington’s directors and officers and a more complete description of the interests of DSS’s directors and officers in the proposed transaction will be available in the final proxy statement/prospectus that will be filed by DSS with the SEC in connection with the proposed transaction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Amendment No. 4, dated as of April 30, 2013, by and among Document Security Systems, Inc., DSSIP, Inc., Lexington Technology Group, Inc. and Hudson Bay Master Fund Ltd., as representative of Lexington’s stockholders solely for certain purposes (as described in the Merger Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: May 1, 2013	By:	/s/ Robert Bzdick
Robert Bzdick
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 4, dated as of April 30, 2013, by and among Document Security Systems, Inc., DSSIP, Inc., Lexington Technology Group, Inc. and Hudson Bay Master Fund Ltd., as representative of Lexington’s stockholders solely for certain purposes (as described in the Merger Agreement).